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                                                                    Exhibit 23.2


                       Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the SunSource Inc. Nonqualified Deferred Compensation Plan Stock Option Plan of our report dated February 18, 2000 except for Note
12 as to which the date is April 7, 2000, with respect to the financial statements for the year ended December 31, 1999 of Axxess Technologies, Inc. included in the Current Report of SunSource Inc. on Form 8-K/A filed on May 11, 2000.


/s/ Ernst & Young LLP
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Ernst & Young LLP
February 20, 2001